As filed with the Securities and Exchange Commission on August 24, 2022

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

NO. 333-233220

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DORCHESTER MINERALS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	81-0551518
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219

(214) 559-0300

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

William Casey McManemin

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219

(214) 559-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jesse E. Betts

Akin Gump Strauss Hauer & Feld LLP

2300 N. Field Street, Suite 1800

Dallas, Texas 75201

(214) 969-2779

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

		Emerging growth company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-3 (the “Registration Statement”), originally filed by Dorchester Minerals, L.P., a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission:

•

Registration Statement No. 333-233220, filed on Form S-3 on August 12, 2019 (as amended on August 15, 2019) and declared effective on August 21, 2019, pertaining to the registration of common units representing limited partner interests.

The Partnership has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Partnership in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered which remain unsold at the termination of such offering, the Partnership hereby removes from registration all of such securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas on August 24, 2022.

DORCHESTER MINERALS, L.P.
By:	Dorchester Minerals Management LP, Its general partner
By:	Dorchester Minerals Management GP LLC, Its general partner
By:	/s/ William Casey McManemin
Name:	William Casey McManemin
Title:	Chairman, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Casey McManemin	Chairman, Chief Executive Officer and Manager (Principal Executive Officer)	August 24, 2022
William Casey McManemin

/s/ Leslie A. Moriyama	Chief Financial Officer (Principal Financial and Accounting Officer)	August 24, 2022
Leslie A. Moriyama*

*	Manager	August 24, 2022
H.C. Allen, Jr.

*	Manager	August 24, 2022
Allen D. Lassiter

*	Manager	August 24, 2022
Martha Ann Peak Rochelle

*	Vice Chairman and Manager	August 24, 2022
James E. Raley

*	Manager	August 24, 2022
C.W. Russell

*	Manager	August 24, 2022
Ronald P. Trout

*	Manager	August 24, 2022
Robert C. Vaughn

*By:	/s/ William Casey McManemin
William Casey McManemin
Attorney-in-Fact